UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, our board of directors (the "Board"), upon recommendation of the Remuneration Committee, adopted a cash incentive award plan for fiscal 2021 for Messrs. Chris G.B. Meyer and Lincoln C. Mali.

Cash Incentive Award Plan for Fiscal 2022

Under the cash incentive award plan, each of Messrs. Meyer and Mali will be eligible to earn a cash incentive award based on a number of quantitative factors based on our fiscal 2022 financial performance and his individual contribution toward the achievement of certain objectives described under "Qualitative Portion of the Cash Incentive Award Plan" below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below.

Mr. Chris G.B. Meyer

The cash incentive award plan provides for a target level cash incentive award of 100% of Mr. Meyer's annual base salary of $650,000 for fiscal 2022. Under the plan, 60% will be based on quantitative factors, as described below, and 40% will be based on qualitative factors. The  award can increase to a maximum of 140% of Mr. Meyer's base salary based  on the assessment of performance against both quantitative and qualitative targets.

Mr. Meyer's maximum award under the 2022 cash incentive award plan represents 140% of his fiscal 2022 base salary, or $910,000.

Mr. Lincoln C. Mali

The cash incentive award plan provides for a target level cash incentive award of 100% of Mr. Mali's annual base salary for fiscal 2022. Under the plan, 60% will be based on quantitative factors, as described below, and 40% will be based on qualitative factors. The award can increase to a maximum of 120% of Mr. Mali's base salary, based on the assessment of performance against both quantitative and qualitative targets.

Mr. Mali's maximum award under the 2022 cash incentive award plan represents 120% of his fiscal 2022 base salary, or ZAR 8,400,000 ($558,511, translated at a $:ZAR exchange rate of $1: ZAR 15.04).

Quantitative Portion of the Cash Incentive Award Plan

Each of Messrs. Meyer, and Mali will be entitled to receive an amount equal to 60% of their individual annual base salary if specified quantitative targets are achieved. Mr. Meyer's specified quantitative targets (and agreed weighting as a percent of total quantitative award) are (i) achieving break even in the Company's Financial Services business by June 2022 (33.33%), (ii) realizing the Company's revised fiscal 2022 budget (33.33%), and (iii) implementing an optimized capital structure (33.33%). Mr. Mali's quantitative target is to achieve break even in the Company's Financial Services business by June 2022.

The Remuneration Committee may award between 0% and 84% of Mr. Meyer's annual base salary, between 0% and 72% of Mr. Mali's annual base salary, based on its assessment of each executive's achievement against these quantitative targets.

Qualitative Portion of the Cash Incentive Award Plan

Mr. Meyer will be entitled to receive up to 40% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include, with agreed weighting as a percent of total qualitative award:

  Define organization structure and fill executive committee vacancies (including human resources, general counsel and investor relations /corporate affairs, risk management) and enhancements to the finance function (25%);
  Complete corporate rebranding strategy and investor relations repositioning (25%); and

  Complete and successfully integrate the Connect Group acquisition (50%).

Mr. Mali will be entitled to receive up to 40% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include, with agreed weighting as a percent of total qualitative award:

  Complete restructuring of the Company's South African operations by June 30, 2022 (50%); and
  Successful integration of the Connect Group acquisition (50%).

The Remuneration Committee may award between 0% and 56% of Mr. Meyer's annual base salary, between 0% and 48% of Mr. Mali's annual base salary, based on its assessment of each executive's progress against these quantitative targets.

Amendment to terms of matching grants of restricted stock to Messrs. Meyer and Mali

When each of Messrs. Meyer and Mali joined the Company, and subject to the approval of the Remuneration Committee, the Company agreed to award shares of restricted stock to Messrs. Meyer and Mali subject to their purchase of an agreed value of shares ("matching awards") in the market during a prescribed period of time. However, the executives were unable to purchase shares in the market during that period due to a Company-imposed insider-trading restriction placed on them as a result of the Connect Group transaction that was announced on November 1, 2021. On November 15, 2021, the Company's Board of Directors, on the recommendation of the Remuneration Committee, amended the terms of these awards in order to put the executives into an economically equivalent position,  as follows:

(i) assume that the executives would have purchased their agreed allocation within their first 30 days post commencement of employment had they not been embargoed;

(ii) require the executives to fulfill their agreed allocations within a short period following release of the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2021;

(iii) to the extent that the price per share actual paid is greater than the 30-day VWAP in their respective first months of employment, award the executives a top-up which amounts to the after-tax difference between a) number of shares purchased at the 30-day VWAP in their respective first months of employment and b) number of shares purchased at the actual share price paid. The top-up will be settled as follows (a) 55% in shares of the Company's common stock and (b) 45%, at the election of the executive, as either shares of the Company's common stock or cash. These shares of common stock will not be subject to any vesting conditions; and

(iv) adjust the initial matching awards to the aggregate number of shares acquired in terms of (ii) and (iii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: November 15, 2021	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer